UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 11, 2015 (December 10, 2015)

E. I. du Pont de Nemours and Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

974 Centre Road

Wilmington, Delaware 19805

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                                           Costs Associated with Exit or Disposal Activities

On December 10, 2015, E.I. du Pont de Nemours and Company (“DuPont”) committed to take structural actions across all businesses and staff functions globally to operate more efficiently by further consolidating businesses and aligning staff functions more closely with the businesses as part of a 2016 global cost savings and restructuring plan.  In connection with the restructuring actions, the company expects to record a pre-tax charge to earnings of approximately $780 million in the fourth quarter 2015, comprised of approximately $650 million of severance and related benefit costs, $100 million of asset related charges, and $30 million of contract termination costs.  Future cash expenditures related to this charge are anticipated to be approximately $680 million, primarily related to the payment of severance and related benefits.  The restructuring actions associated with this charge are expected to impact approximately 10 percent of DuPont’s workforce and to be substantially complete in 2016.

It is possible that additional charges and future cash payments could occur in relation to the restructuring actions. As permitted by Item 2.05 of Form 8-K, the company will file an amendment to this report if additional charges and future cash payments were expected to be other than immaterial to its current estimates.

Item 7.01                                           Regulation FD Disclosure

On December 11, 2015, DuPont issued a press release announcing its 2016 global cost savings and restructuring plan and highlighting 2016 macroeconomic expectations.  A copy of the press release is furnished herewith as Exhibit 99.1.  The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits:

99.1                        Press Release dated December 11, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Jeanmarie F. Desmond
Jeanmarie F. Desmond
Vice President and Controller

December 11, 2015